Exhibit 99
                           DOL Filing Confirmation                   ----------



I certify that the Plan Administrator of the MCI Communications Corporation Employee Stock Ownership Plan and 401(k) has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                     EIN #
                                                                 --------------
Mellon Bank Temporary Investment Fund                            25-6078903-980



                                                 MCI COMMUNICATIONS CORPORATION
                                                 RETIREMENT SAVINGS PLAN - PART
                                                 II OF THE MCI COMMUNICATIONS
                                                 CORPORATION EMPLOYEE STOCK
                                                 OWNERSHIP AND 401(k)



Date:  June 30, 1995                             BY  /s/ Douglas L. Maine
                                                 ------------------------------
                                                 Douglas L. Maine
                                                 Chief Financial Officer and
                                                 Executive Vice President
                                                 MCI Communications Corporation












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